POWER OF ATTORNEY
ELISA ZUNIGA RAMIREZ


With respect to holdings of and transactions in securities issued by Century Communities, Inc. (the Company), the undersigned hereby constitutes and appoints the officers of the Company listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended, and any Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and the rules and regulations thereunder; and

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144 or complete and execute any amendment or amendments thereto, and timely file such forms with the United States Securities and Exchange Commission (the SEC) and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 of the Securities Act of 1933, as amended, and any similar law, rule or regulation.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4, and 5 and Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of October 16, 2023.

/s/ Elisa Zuniga Ramirez
Elisa Zuniga Ramirez

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Shedule A

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1.  Dale Francescon, Chairman of the Board and Co-Chief
Executive Officer

2. Robert J. Francescon, Co-Chief Executive Officer and President

3.  David L Messenger, Chief Financial Officer and
Secretary

4.  J. Scott Dixon, Chief Accounting Officer